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FFC & FLC ANNOUNCE NEW FINANCING ARRANGEMENT TO REDEEM MAJORITY OF
OUTSTANDING AUCTION PREFERRED SHARES PASADENA, CALIFORNIA & LISLE, ILLINOIS - May 1, 2008

Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (NYSE: FFC) and Flaherty & Crumrine/Claymore Total Return Fund Incorporated (NYSE:FLC) announced that they have secured committed financing that they intend to use to redeem approximately 70% of their outstanding auction market preferred stock ("AMPS") at a redemption price equal to the liquidation preference of $25,000 per share, plus the amount of accumulated but unpaid dividends, for consideration of approximately $377 million by FFC and $89 million by FLC.

Subject to satisfying the notice and other requirements that apply to AMPS redemptions, a proportionate amount of each series of the Funds' AMPS is expected to be redeemed at the next dividend payable date for that series occurring on or after May 21, 2008.

As a result of this new financing, it is not anticipated that either Fund will change the overall amount of leverage it employs or that the AMPS current Aaa rating from Moody's Investor Services, Inc. or its AAA rating from Fitch Ratings will change. The cost to each Fund of the new financing is expected to be lower than the projected total cost of the existing AMPS based on the maximum applicable dividend rates. Financing availability and asset coverage considerations allow only a partial redemption of the Funds' AMPS to be feasible at this time. Each Fund will continue to evaluate liquidity solutions that could enable it to redeem additional outstanding AMPS consistent with the interests of all Fund shareholders. At this time, it is not certain when, or if, liquidity solutions will be available to the remaining AMPS holders of either Fund.

Each Fund intends that the redemption of the following amounts of AMPS will be implemented on a pro rata basis by series:

FFC:

                                      NO. OF SHARES         NO. OF SHARES            AGGREGATE AMOUNT
SERIES                     CUSIP      OUTSTANDING           REDEEMED                 REDEEMED
------                     -----      -----------           --------                 --------
M7                     338478209      3,200                 2,226                    $55,650,000
T7                     338478308      3,200                 2,226                    $55,650,000
W7                     338478407      3,200                 2,226                    $55,650,000
Th7                    338478506      3,200                 2,226                    $55,650,000
F7                     338478605      3,200                 2,226                    $55,650,000
T28                    338478704      2,840                 1,975                    $49,375,000
W28                    338478803      2,840                 1,975                    $49,375,000

FLC:

                                      NO. OF SHARES         NO. OF SHARES            AGGREGATE AMOUNT
SERIES                     CUSIP      OUTSTANDING           REDEEMED                 REDEEMED
------                     -----      -----------           --------                 --------
T7                     338479207      2,570                 1,780                    $44,500,000
W28                    338479306      2,570                 1,780                    $44,500,000


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Depository Trust Company (DTC), the securities' holder of record, determines how a partial series redemption will be allocated among each participant broker-dealer account. Each participant broker-dealer, as nominee for underlying beneficial owners (street name shareholders), in turn determines how redeemed shares are allocated among its underlying beneficial owners. The procedures used by different broker-dealers to allocate redeemed shares among beneficial owners may differ from each other as well as from the procedures used by DTC.

CONFERENCE CALL INFORMATION:

A conference call to discuss the announced redemptions will take place at 1:30 p.m. (Eastern Time) on Friday, May 2, 2008. To listen to the call, please dial
(888) 895-5271, conference ID number 21397019. As we anticipate high call volume, we encourage attendees to access the call via the live streaming audio link at http://webcast.streamlogics.com/audience/index.asp?eventid=15009.

A replay of the call will be available following the live call and will extend through May 14, 2008. To access the replay, please dial (888) 843-8996, conference ID number 21397019 or visit http://webcast.streamlogics.com/audience/index.asp?eventid=15009. Call details and further information regarding the new financing arrangement is posted on the Fund's website at www.fcclaymore.com.

ABOUT THE FUNDS' USE OF LEVERAGE:

When the Funds commenced operations, they intended to leverage through AMPS, rather than debt. Given the ongoing failed AMPS auctions and the Funds' consequently having to pay maximum rates, the Funds have re-evaluated leveraging alternatives. The secured borrowing the Funds have arranged will result in each Fund employing a mixture of AMPS and debt as leverage at the same time. Upon the redemption of the AMPS described above, each Fund will have debt representing approximately 70% of its leverage and AMPS representing approximately 30%. The use of mixed leverage could be beneficial on a longer term basis depending on a number of variables and market conditions. The following describes risks associated with leveraging each Fund through the use of borrowing, which do not materially differ from the risks each Fund currently faces through leveraging using auction preferred stock.

Because the investment risk associated with investment assets purchased with funds obtained through leveraging is borne solely by each Fund's Common Stock shareholders, adverse movements in the price of theFund's portfolio holdings would have a more severe effect on the Fund's net asset value than if the Fund were not leveraged. Leverage creates risks for each Fund's Common Stock shareholders, including the likelihood of greater volatility of the Fund's net asset value and the market price of its shares, and the risk that fluctuations in interest rates on borrowings or in the dividend rates on any outstanding auction preferred stock may affect the return to Common Stock shareholders. If the income from the securities purchased with such funds is not sufficient to cover the cost of leverage, the net income of the Fund would be less than if leverage had not been used, and therefore the amount available for distribution to Common Stock shareholders as dividends will be reduced. In such an event, the Fund may


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nevertheless determine to maintain its leveraged position in order to avoid capital losses on securities purchased with the leverage. Further, all expenses associated with borrowing, such as interest expenses and transaction costs, will be borne solely by the Fund's Common Stock shareholders.

If the asset coverage for borrowing declines below the limits specified in the 1940 Act or in the terms of the AMPS or the financing arrangement, the Fund may be required to sell a portion of its investments when it may not be advantageous to do so. In the extreme, sales of investments required to meet asset coverage tests imposed by the 1940 Act could also cause a Fund to lose its status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). If a Fund were unable to make adequate distributions to shareholders because of asset coverage or other restrictions, it could fail to qualify as a regulated investment company for federal income tax purposes and, even if it did not fail to so qualify, it could become liable for income and excise tax on the portion of its earnings which are not distributed on a timely basis in accordance with applicable provisions of the Code.

ABOUT THE FUNDS:

FFC AND FLC WERE ORGANIZED IN 2003 AS CLOSED-END, DIVERSIFIED INVESTMENT COMPANIES. FFC INVESTS PRIMARILY IN PREFERRED SECURITIES WITH AN INVESTMENT OBJECTIVE OF HIGH CURRENT INCOME CONSISTENT WITH PRESERVATION OF CAPITAL. FLC INVESTS PRIMARILY IN PREFERRED AND OTHER INCOME-PRODUCING SECURITIES WITH A PRIMARY INVESTMENT OBJECTIVE OF HIGH CURRENT INCOME AND A SECONDARY OBJECTIVE OF CAPITAL APPRECIATION. FFC AND FLC ARE MANAGED BY FLAHERTY & CRUMRINE INCORPORATED, AN INDEPENDENT INVESTMENT ADVISER WHICH WAS FOUNDED IN 1983 TO SPECIALIZE IN THE MANAGEMENT OF PORTFOLIOS OF PREFERRED AND RELATED SECURITIES. FLAHERTY & CRUMRINE ALSO MANAGES TWO OTHER U.S. CLOSED-END FUNDS: FLAHERTY & CRUMRINE PREFERRED INCOME FUND (NYSE: PFD); AND FLAHERTY & CRUMRINE PREFERRED INCOME OPPORTUNITY FUND (NYSE: PFO).

Press and Analyst Inquiries:

Flaherty & Crumrine Incorporated
Donald F. Crumrine
(626) 795-7300
Pasadena, California
crumrine@pfdincome.com

Shareholder Inquiries:

Claymore Securities, Inc.
Dennis Dunleavy
(630) 505-3700
Lisle, Illinois
ddunleavy@claymore.com

Website: www.fcclaymore.com